Exhibit 31.2

CERTIFICATION

Pursuant to 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as Amended

As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stephen P. Jackson, Jr., certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Remington Arms Company, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:   November 19, 2007

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Treasurer, and Corporate Secretary